CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying annual Report on Form 10-KSB of General Automotive Company for the year ended December 31, 2007, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)
the annual Report on Form 10-KSB of General Automotive Company for the year ended December 31, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in the annual Report on Form 10-KSB for the year ended December 31, 2007, fairly presents in all material respects, the financial condition and results of operations of General Automotive Company.

By:	/s/Joseph DeFrancisci

Name:	Joseph DeFrancisci

Title:	Chief Executive Officer

Date:	April 9, 2008

By:	/s/Harry Christenson

Name:	Harry Christenson

Title:	Chief Financial Officer

Date:	April 9, 2008